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                                                                    EXHIBIT 4.15




                     SUBROGATION AND CONTRIBUTION AGREEMENT


         This SUBROGATION AND CONTRIBUTION AGREEMENT (as amended or modified from time to time, this "Agreement") is entered into as of June 24, 1997 by and among the Company and the Guarantors for the purpose of establishing the respective rights and obligations of subrogation and contribution among them in connection with the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.


                                    RECITALS

         A. Oxford Automotive, Inc. (the "Company"), its Subsidiaries identified from time to time therein as a Borrowing Subsidiary (the "Borrowing Subsidiary"), the lenders party thereto from time to time (the "Lenders") and NBD Bank, as agent for the Lenders (in such capacity, the "Agent") are party to a Credit Agreement dated June 24, 1997 (as amended or modified from time to time, the "Credit Agreement").

         B. Each of Lobdell Emery Corporation, Winchester Fabrication Corporation, Creative Fabrication Corporation, Parallel Group International, Inc., Laserweld International, L.L.C., Concept Management Corporation, Lewis Emery Capital Corporation, BMG Holdings, Inc., 9676459 Ontario Limited and 829500 Ontario Limited (collectively, the "Guarantors" and each a "Guarantor") has guaranteed the payment of all present and future indebtedness, obligations and liabilities of the Company and the Borrowing Subsidiary to the Agent and the Lenders (as further described in the applicable guaranty agreements, the "Guaranteed Obligations") pursuant to Guaranty Agreement and the Guarantee Agreement, each dated June 24, 1997 (such Guaranty Agreement and Guarantee Agreement, as amended or modified from time to time, the "Guaranty").

         A. As a result of the transactions contemplated by the Credit Agreement, each Guarantor will benefit, directly and indirectly, from the Guaranteed Obligations and in consideration thereof desire to enter into this Agreement to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions when any payment is made by a Guarantor of the Guaranteed Obligations (such payment being referred to herein as a "Contribution").

                                   AGREEMENT

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors hereby agree as follows:

         1. Contribution. In order to provide for just and equitable contribution among the Guarantors in the event any Contribution is made by a Guarantor (a "Funding Guarantor") under the Credit Agreement, that Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Guaranteed Obligations, in the manner and to the extent set forth in this Agreement. The amount of any Contribution under this Agreement shall be equal to the payment






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made by the Funding Guarantor pursuant to the Credit Agreement and shall be determined as of the date on which the such payment is made.

          2. Benefit Amount Defined. For purposes of this Agreement the "Benefit Amount" of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor and all of its Subsidiaries from extensions of credit made by the Lenders to the Company under the Credit Agreement; provided, that in determining the contribution liability of any Guarantor which is a Subsidiary to its direct or indirect parent corporation or of any Guarantor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits (collectively, the "Benefits") of any Guarantor shall include, without limitation, benefits of funds constituting proceeds of Advances which are deposited into the account of the Company by the Lenders and which are in turn advanced or contributed by the Company to such Guarantor or any of its Subsidiaries and benefits of Letters of Credit issued for the account of the Company and used for such Guarantor's or any of its Subsidiaries' purposes. In the case of any proceeds of Advances or Benefits advanced or contributed to, or received by, a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Guarantor, the Benefit Amount of such Guarantor with respect thereto shall be that portion of the net value of the benefits attributable to such proceeds of Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.

         3. Contribution Obligation. Each Guarantor shall be liable to a Funding Guarantor in an amount equal to the greater of (A) the product of (i) a fraction the numerator of which is the Benefit Amount of such Guarantor, and the denominator of which is the total amount of Guaranteed Obligations and (ii) the amount of Guaranteed Obligations paid by such Funding Guarantor and (B) the excess of the fair salable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities), as the case may be, determined as of the date on which the payment by a Funding Guarantor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions)

         4. Allocation. In the event that at any time there exists more than one Funding Guarantor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Guarantors pursuant to this Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Company by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 3 hereof, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the Guarantors in accordance with the provisions of this Agreement.

         5. Subrogation. If any Guarantor makes a payment in respect of the Guaranteed Obligations it shall be subrogated to the rights of the payee against the Company and the Borrowing Subsidiary with respect to such payment. Any payments made hereunder by the Company or the Borrowing Subsidiary shall be credited against amounts payable by the Company or the Borrowing Subsidiary pursuant to any subrogation rights of the Guarantors which received the payments under this Agreement.





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         6.      Representations and Warranties.  Each Guarantor represents and warrants to each other party hereto and to the Lenders and the Agent that:

                 (a) the execution, delivery and performance by such Guarantor of this Agreement are within such party's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter document or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;

                 (b) this Agreement constitutes a legal, valid and binding agreement of such Guarantor, enforceable against such party in accordance with its terms.

                 (c) the Guarantors are engaged as an integrated group in the business of the design and manufacture of automobile components; that the Guarantors have requested that the Lenders continue to lend and make credit available to the Company and the Borrowing Subsidiary for the purpose of financing the integrated operations of the Company and the Guarantors, with each Guarantor expecting to derive benefit, directly or indirectly, from the advances and other credit extended by the Lenders to the Company and the Borrowing Subsidiary, both in each Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each Guarantor is dependent upon the continued successful performance of the integrated group as a whole; and

                 (d) Each of the Guarantors has determined that the delivery and performance of this Agreement, the Guaranty and the other agreements executed in connection therewith (the Credit Agreement, the Notes, this Agreement, the Guaranty and the other Security Documents are collectively referred to as the "Loan Documents") are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and is in furtherance of the corporate purposes of such Guarantor.

         7. Subsidiary Payment. The amount of contribution payable under this Agreement by any Guarantor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor.

         8. Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change any Guarantor, or as a result of any amendment, waiver or modification of the terms and conditions governing the Loan Documents or the Guaranteed Obligations, or for any other reason, the contributions under this Agreement become inequitable, then the parties hereto shall promptly modify and amend this Agreement to provide for an equitable allocation of the contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all parties hereto.

         9. Asset of Party to Which Contribution is Owing. The parties hereto acknowledge that the rights to subrogation and contribution hereunder shall constitute an asset in favor of the party to which such subrogation or contribution is owing.





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         10.     Subordination.  No payments payable by any Guarantor pursuant to the terms hereof or otherwise pursuant to any rights of subrogation, contribution, reimbursement, indemnity or any similar rights arising under any Loan Document or otherwise arising by law shall be paid until all Guaranteed Obligations are paid in full in cash and all Commitments and all Letters of Credit have expired or been terminated. Nothing contained in this Agreement shall affect the Guaranteed Obligations, the obligation of the Company and the Borrowing Subsidiary to pay the Guaranteed obligations, the absolute and unconditional obligations of the Guarantors to jointly and severally pay the Guaranteed Obligations pursuant to the Guaranty or any of the other obligations of any party hereto to the Agent or any Lender under the Credit Agreement, the Guaranty or any other Loan Document.

         11. Successors and Assigns; Amendments. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Guarantor, the rights and privileges herein conferred upon that Guarantor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and condition hereof. This Agreement shall not be amended without the prior written consent of the Required Lenders. This Agreement is for the benefit of the parties hereto and for the benefit of the Agent and the Lenders and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

         12. Termination. This Agreement shall remain in effect and shall not be terminated until all Guaranteed Obligations are paid in full in cash, such payment is not subject to any possibility of revocation or rescission and all Commitments and all Letters of Credit have expired or been terminated.

         13. CHOICE OF LAW. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         14. Counterparts. This Agreement, and any modifications or amendments hereto, may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute one and the same instrument.

         15. Effectiveness. This Agreement shall become effective as to any party upon the execution hereof by such party and delivery of its executed counterpart to the Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                        OXFORD AUTOMOTIVE, INC.

                                        By: John H. Ferguson
                                            -----------------------------------
                                        Its: Vice President - Financial
                                             Operations and Assistant Secretary
                                             ----------------------------------





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                                        BMG NORTH AMERICA LIMITED

                                        By: John H. Ferguson
                                            -----------------------------------
                                        Its: Treasurer
                                             ----------------------------------


                                        LOBDELL EMERY CORPORATION

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------


                                        CREATIVE FABRICATION CORPORATION

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------


                                        WINCHESTER FABRICATION CORPORATION

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------


                                        PARALLEL GROUP INTERNATIONAL, INC.

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------


                                        LASERWELD INTERNATIONAL, L.L.C.

                                        By:  Lobdell Emery Corporation, its
                                             sole member

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------


                                        CONCEPT MANAGEMENT CORPORATION

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------





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                                        LEWIS EMERY CAPITAL CORPORATION

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Assistant Treasurer
                                             ----------------------------------


                                        BMG HOLDINGS INC.

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Treasurer
                                             ----------------------------------


                                        976459 ONTARIO LIMITED

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Treasurer
                                             ----------------------------------


                                        829500 ONTARIO LIMITED

                                        By: John H. Ferguson
                                            -----------------------------------

                                        Its: Treasurer
                                             ----------------------------------




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